Exhibit 10.1

AMENDMENT TO LEASE DATED MARCH 19, 2002

BY AND BETWEEN

MACEDO BUSINESS PARK II, LLC (LANDLORD)

AND

NOVADEL PHARMA, INC. (TENANT)

1. NovaDel Pharma, Inc. (hereinafter referred to as “NovaDel”) shall immediately turn over the cash in escrow in the amount of Two Hundred Twenty-Six Thousand 00/100 Dollars ($226,000.00) to Landlord (Macedo Business Park II, LLC) without recourse, which sum shall satisfy payment of the rent though June 30, 2009.

2. Commencing as of July 1, 2009, the term of the Lease shall convert to a month-to-month tenancy and shall consist of such Tenant Space at a total monthly Tenant Rent of $20,549.97 as follows:

(a) Unit 210 (upstairs lab) at a Basic Rent of $3,888.50 per month payable in advance on the first day of each month, for 3,535 square feet of rental space at $13.20 per square foot/absolutely net.

(b) Unit 109 (downstairs unfinished office beneath Unit 210) at a Basic Rent of $2,674.82 per month payable in advance on the first day of each month, for 3,535 square feet of rental space at $9.08 per square foot/absolutely net.

(c) Warehouse (behind Unit 109 up to and including the overhead door) at a Basic Rent of $4,789.70 per month payable in advance on the first day of each month, for 6,330 square feet of rental space at $9.08 per square foot/absolutely net.

.           (d) In addition to the Basic Rent, the Common Area Costs for all spaces listed in (a) (b) and (c) above is $5,963.44 per month, payable in advance on the first day of each month.

(e) In addition to the Basic Rent, the Taxes for all spaces listed in (a) (b) and (c) above are $3,233.51 per month, payable advance on the first day of each month.

3. The Tenant shall vacate such Tenant Space not otherwise included in Paragraph 2 of this Amendment no later than July 1, 2009.

4 Either party may terminate the Lease Agreement dated March 19, 2002, as amended, upon thirty (30) days written notice to the other party.

5. All other terms and conditions of the aforementioned Lease Agreement between the Landlord and the Tenant are ratified and affirmed, unless inconsistent with this Amendment, in which case the terms of this Amendment shall control.

April 28, 2009	/s/ Steven B. Ratoff
Date	NovaDel Pharma Inc., Tenant

April 28, 2009	/s/ Sandra Bilynsky
Date	Macedo Business Park II, LLC, Landlord